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                                                                     EXHIBIT 5.1


                     [Letterhead of Dechert Price & Rhoads]

April 10, 2000

Pharmacopeia, Inc.
CN 5350
Princeton, NJ 08543-5340

         Re:      Pharmacopeia, Inc.
                  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Pharmacopeia, Inc., a Delaware corporation (the "Company"), in connection with preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), relating to the offering of up to 1,927,362 shares of the Company's common stock, par value $0.0001 per share (the "Selling Stockholder Shares"), to be sold by the selling stockholders (the "Selling Stockholders") listed in the Registration Statement under "Selling Stockholders."

         In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Restated Certificate of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; and (e) such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         Based upon the foregoing, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

         Our opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,
                                  /s/ Dechert Price + Rhoads